                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CROWN CRAFTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crown Crafts, Inc., a Georgia corporation (the "Company"), will be held on November 27, 2001 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, for the following purposes:

          1. To elect all directors to the Board of Directors of the Company: three Class I directors for a three-year term of office, three Class II directors for a two-year term of office, and two Class III directors for a one-year term of office; and

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated October 19, 2001 is attached. Shareholders of record on the books of the Company at the close of business on October 3, 2001 are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          Debbie D. Dowdy
                                          Secretary

October 19, 2001
Atlanta, Georgia

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crown Crafts, Inc. (the "Company") of proxies from the holders of the Company's outstanding common stock, $1.00 par value per share (the "Common Stock"), to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on November 27, 2001 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, and at any and all adjournments or postponements of the Annual Meeting.

                               PROXY SOLICITATION

     Any shareholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the shareholder with respect to the proposals listed thereon.

     If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "PROPOSAL 1 -- ELECTION OF DIRECTORS" below. Directors are elected by a vote of a plurality of the shares of outstanding Common Stock present in person or by proxy at the Annual Meeting.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy materials to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Annual Meeting, this Proxy Statement and the form of proxy were first mailed to shareholders on or about October 19, 2001.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     At the close of business on October 3, 2001, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 9,421,437 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote (noncumulative) on all matters presented for shareholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 3, 2001, by (i) each director of the Company, (ii) the five most highly compensated executive officers of the Company as set forth in the Summary Compensation Table included elsewhere herein, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                                      NUMBER OF SHARES    PERCENTAGE OF
                                                                        BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNED(1)(2)          SHARES
------------------------------------                                  ----------------    -------------
Michael H. Bernstein................................................       782,933(3)          8.3%
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
E. Randall Chestnut.................................................       461,104(4)          4.9%
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
Carl A. Texter......................................................        25,000(5)            *
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
Peter J. Appleyard..................................................         5,722(6)            *
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
Paul C. Krum........................................................        36,338(7)            *
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
William T. Deyo, Jr. ...............................................         5,000(8)            *
  3390 Peachtree Road, N.E.
  Atlanta, Georgia 30326
Steven E. Fox.......................................................         5,000(9)            *
  2700 International Tower, Peachtree Center
  229 Peachtree Street, N.E.
  Atlanta, Georgia 30303
Sidney Kirschner....................................................         5,000(10)           *
  1000 Johnson Ferry Road, N.E.
  Atlanta, Georgia 30342
Zenon S. Nie........................................................         5,000(11)           *
  8490 Sentinae Chase Drive
  Roswell, Georgia 30076
William P. Payne....................................................         5,000(12)           *
  3455 Peachtree Road, N.E.
  Atlanta, Georgia 30326
Dr. Donald Ratajczak................................................         5,000(13)           *
  101 Marietta Street
  Atlanta, Georgia 30303

                                                                      NUMBER OF SHARES    PERCENTAGE OF
                                                                        BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNED(1)(2)          SHARES
------------------------------------                                  ----------------    -------------
Dr. James A. Verbrugge..............................................         5,000(14)           *
  University of Georgia
  Brooks Hall
  Department of Banking and Finance
  Athens, Georgia 30602
All Officers and Directors of the Company as a group [11 persons]...       631,213(15)         6.6%
Robin M. Robboy, as Trustee for the Crown Crafts, Inc.
  Employee Stock Ownership Plan.....................................       512,389(16)         5.4%
  1600 RiverEdge Parkway, Suite 200
  Atlanta, Georgia 30328
Phillip Bernstein...................................................       494,782             5.3%
  21126 Escondido Way
  Boca Raton, Florida 33433

---------------

 (1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.
 (2) The number of shares beneficially owned and the computation of percentage of ownership includes options to acquire shares of Common Stock which may be exercised within 60 days of October 3, 2001.
 (3) Includes 441,853 shares of Common Stock owned individually by Mr. Bernstein. Includes 180,412 shares held by Mr. Bernstein as custodian or trustee for his minor children, as to all of which he disclaims beneficial ownership. Includes 63,432 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan and 82,236 held by the Bernstein Family Foundation, a charitable foundation for which Mr. Bernstein acts as trustee. Includes options for 15,000 shares of Common Stock. Mr. Bernstein resigned as President and Chief Executive Officer and as a Director of the Company effective July 24, 2001.
 (4) Includes 425,456 shares of Common Stock owned individually by Mr. Chestnut. Includes options for 35,000 shares of Common Stock. Includes 648 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan. Mr. Chestnut currently serves as Chairman of the Board, President and Chief Executive Officer of the Company, positions to which he was elected on July 24, 2001. Prior to that he served as Executive Vice President of the Company. (Additional information about the business experience of Mr. Chestnut is set forth under "Election of Directors" below.)
 (5) Mr. Texter owns no shares of Common Stock. Includes options for 25,000 shares of Common Stock. Mr. Texter currently serves as Vice President and Treasurer of the Company. He resigned as Chief Financial Officer on July 27, 2001.
 (6) Includes 4,335 shares of Common Stock owned individually by Mr. Appleyard. Includes 200 shares of Common Stock owned individually by Mr. Appleyard's spouse. Includes 187 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan. Includes 1,000 shares in an IRA rollover account. Mr. Appleyard resigned as Vice President and Chief Information Officer of the Company effective May 4, 2001.
 (7) Includes 2,259 shares of Common Stock owned individually by Mr. Krum. Includes 11,113 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan. Includes options for 22,667 shares of Common Stock. Includes 299 shares in an IRA rollover account. Mr. Krum resigned as Vice President, Purchasing of the Company effective July 24, 2001.
 (8) Includes 5,000 shares of Common Stock owned individually by Mr. Deyo.
 (9) Includes 5,000 shares of Common Stock owned individually by Mr. Fox.
(10) Includes 5,000 shares of Common Stock owned individually by Mr. Kirschner.
(11) Includes 5,000 shares of Common Stock owned individually by Mr. Nie.
(12) Includes 5,000 shares of Common Stock owned individually by Mr. Payne.
(13) Includes 5,000 shares of Common Stock owned individually by Dr. Ratajczak.
(14) Includes 5,000 shares of Common Stock owned individually by Dr. Verbrugge.
(15) Includes all officers and directors of the Company as of October 3, 2001.

(16) Ms. Robboy, as trustee, is the owner of record and has indicated that she has the sole right to dispose of these shares, which are held in accounts for approximately 1,255 participants in the Crown Crafts, Inc. Employee Stock Ownership Plan. Plan participants have the right to vote all shares held in their individual accounts. Shares as to which no voting instructions are received from participants are voted by the Trustee in accordance with instructions received from the Administrative Committee of the Plan. The Committee is comprised of Mr. Carl A. Texter, the Company's Vice President and Treasurer, Ms. Amy V. Samson, the Company's Vice President and Chief Financial Officer, both of whom are executive officers of the Company, and Ms. Sandy Simoneaux, the Company's Human Resources Manager.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     On July 24, 2001 the Company concluded a major corporate restructuring, including the sale of its adult bedding business and the refinancing of the Company's debt with its lenders. These transactions are described in detail in the Company's Form 8-K dated July 23, 2001 filed with the Securities and Exchange Commission.

     At a Board of Directors meeting held on July 22, 2001, each of the directors other than Mr. Chestnut agreed to resign from the Board effective immediately upon the consummation of the transactions that were consummated on July 24, 2001, and the Board elected seven new directors to join Mr. Chestnut on the Board immediately upon the effectiveness of such resignations.

     Thus, the Board of Directors currently consists of eight directors: Mr. Chestnut, whose term was set to expire on the date of the 2001 Annual Meeting, and seven other directors who were elected by the prior Board and whose terms therefore extend only until the date of the 2001 Annual Meeting in accordance with the Company's Bylaws.

     In accordance with the requirements of Georgia corporate law and the Company's Bylaws, the directors are divided among the three classes of directors set forth below, and the Board nominates each of the following persons for election to the Board of Directors for the terms and in the classes set forth below.

     The proxyholders intend to vote "FOR" the election of the individuals named below unless authority is specifically withheld in the proxy.

     While it is not anticipated, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his or her principal occupation (including positions and offices with the Company) and the period during which he or she has served as a director are set forth below.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS I

  FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 2004 ANNUAL MEETING

                  NAME                    AGE            POSITION WITH COMPANY            SINCE
                  ----                    ---            ---------------------            -----
E. Randall Chestnut.....................  54    President and Chief Executive Officer     2001
                                                Chairman of the Board                     2001
                                                Director                                  1995
William T. Deyo, Jr.....................  57    Director                                  2001
Steven E. Fox...........................  55    Director                                  2001

NOMINEES FOR CLASS II

  FOR A TWO-YEAR TERM EXPIRING ON THE DATE OF THE 2003 ANNUAL MEETING

NAME                                      AGE            POSITION WITH COMPANY            SINCE
----                                      ---            ---------------------            -----
Sidney Kirschner........................  66    Director                                  2001
Zenon S. Nie............................  50    Director                                  2001
William P. Payne........................  53    Director                                  2001

NOMINEES FOR CLASS III

  FOR A ONE-YEAR TERM EXPIRING ON THE DATE OF THE 2002 ANNUAL MEETING

NAME                                      AGE            POSITION WITH COMPANY            SINCE
----                                      ---            ---------------------            -----
Donald Ratajczak........................  58    Director                                  2001
James A. Verbrugge......................  61    Director                                  2001

  NOMINEES

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995 and as Executive Vice President of the Company in May 1998. In July 2001 he was elected President, Chief Executive Officer and Chairman of the Board of the Company. Prior to joining the Company, Mr. Chestnut was President of Beacon Manufacturing Company, a producer of adult and infant blankets, from December 1988 to January 1995. He also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer, from 1990 to 1994.

     William T. Deyo, Jr. has been a principal of Goddard Investment Group, LLC, Atlanta, Georgia, a real estate investment firm, since 2000. He was Executive Vice President of NAI/Brannen Goddard Company, Atlanta, Georgia, a real estate brokerage firm, from 1999 to 2000. From 1966 to 1999 he held various positions with Wachovia Bank, Atlanta, Georgia, serving ultimately as Executive Vice President. Mr. Deyo also serves as Chairman of the Board of the Fulton County (Georgia) Hospital Authority and as a member of the Board of Directors of the Center for Visually Impaired Foundation.

     Steven E. Fox is a partner in the law firm of Rogers & Hardin LLP, Atlanta, Georgia, where he has practiced since 1976. Mr. Fox joined the Board of Directors of the Company in July 2001. He is a member of the Board of Directors of Athens Olympic Broadcasting S.A.

     Sidney Kirschner has been Chairman, President and Chief Executive Officer of Northside Hospital, Atlanta, Georgia, since 1992. From 1973 to 1992 he held various positions with National Service Industries, Inc., Atlanta, Georgia, a diversified company, serving ultimately as Chairman, President and Chief Executive Officer. Mr. Kirschner joined the Board of Directors of the Company in July 2001. He is a member of the Board of Directors of Fortune Brands, Inc. and Superior Uniform, Inc.

     Zenon S. Nie is Chairman of the Board, President and Chief Executive Officer of The C.E.O. Advisory Board, Atlanta, Georgia, a management consulting firm he founded in 2001. Previously he served as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, Atlanta, Georgia, a manufacturer and distributor of mattresses, from 1993 to 2000. From 1991 to 1993 he was President of the Consumer Home Fashions Division of The Bibb Company, Atlanta, Georgia.

     William P. Payne has been a partner of Gleacher & Co., Atlanta, Georgia, an investment banking firm, since 2000. From 1998 to 2000 he served as a Director of Healtheon/WebMD Corporation and as Vice Chairman and Director of Premiere Technologies, Inc., both companies located in Atlanta, Georgia, and involved in web-based communications businesses. From 1997 to 1998 he served as Vice Chairman of NationsBank of Georgia, and from 1991 to 1997 he served as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games and as an officer of Atlanta Centennial Olympic Properties. He is a member of the Board of Directors of Anheuser-Busch, Inc., Cousins Properties Incorporated, ILD Telecommunications, Inc., Jefferson Pilot Corporation, The Commerce Club, the Board of Trustees of the University of Georgia Foundation, and the Board of Governors of the Georgia World Congress Center Authority.

     Dr. Donald Ratajczak is Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also a Regent's Professor Emeritus and Robinson Fellow of the Robinson College of Business at Georgia State University and a consulting economist with Morgan Keegan and Co., Memphis, Tennessee. Previously from 1997 to 2000 Dr. Ratajczak was a Regent's Professor of Economics at Georgia State University and before that had held a position as a Professor or Associate Professor in that department since 1973. He was also the founder and Director of the Economic Forecasting Center at Georgia State University from 1973 to 2000. He is a member of the Board of Directors of Ruby Tuesday, Inc., TBC Corporation, and Regan Holdings and a Trustee of the CIM High Yield Fund.

     Dr. James A. Verbrugge is Professor of Finance (since 1976) and Chairman (since 1977) of the Department of Banking and Finance in the Terry College of Business at the University of Georgia and holds the Chair of Banking (since
1992). He is a member of the Board of Directors of eResource Capital Group, Inc.

     A vote of a plurality of the shares of outstanding Common Stock present in person or by proxy at the Annual Meeting will be required to elect the nominees for Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR NAMED ABOVE.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Company's Board of Directors met eighteen times during the fiscal year ended April 1, 2001. Each director attended each of the meetings of the Board, except that Mr. Bernstein did not attend the Board meeting held on May 3, 2000, Mr. Marvin A. Davis did not attend the Board meetings held on May 16 and July 3, 2000 and February 19, 2001, and Ms. Jane E. Shivers did not attend the Board meetings held on April 25 and May 2, 2000. Each director attended each meeting of the committees of which he or she was a member. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and other financial reporting matters. The Committee recommends to the Board the engagement of the Company's independent accountants and reviews their audit procedures and audit results. The Audit Committee met three times during the fiscal year ended April 1, 2001. The Committee currently consists of Dr. Donald Ratajczak (Chairman), Mr. William T. Deyo, Jr., Mr. Sidney Kirschner, and Dr. James A. Verbrugge.

     The Compensation Committee is responsible for establishing annual salary levels, fringe benefits and any special compensation plans or programs for executive officers of the Company. The Compensation Committee met once during the fiscal year ended April 1, 2001. The Compensation Committee changed as of July 24, 2001 and currently consists of Mr. Zenon S. Nie (Chairman), Mr. Steven
E. Fox, and Mr. William P. Payne.

EXECUTIVE OFFICERS

     The executive officers of the Company during the fiscal year ended April 1, 2001 are as follows (those who remain with the Company as of the date of this Proxy Statement are denoted with an asterisk (*)):

NAME                                     AGE            POSITION WITH COMPANY
----                                     ---            ---------------------
Peter J. Appleyard(1)..................  54    Vice President and Chief Information
                                                 Officer
Michael H. Bernstein(2)................  58    President and Chief Executive Officer
E. Randall Chestnut*(3)................  54    Chairman of the Board, President and
                                               Chief Executive Officer
Carl A. Texter*(4).....................  46    Vice President and Treasurer
B. Dennis Jackson(5)...................  50    Vice President,
                                               Manufacturing -- Quilted Division
Paul C. Krum(6)........................  61    Vice President, Purchasing
Amy Vidrine Samson* (7)................  41    Vice President and Chief Financial
                                               Officer

---------------

(1) Mr. Appleyard resigned as Vice President and Chief Information Officer of the Company effective May 4, 2001.
(2) Mr. Bernstein resigned as President and Chief Executive Officer and as a Director of the Company effective July 24, 2001.
(3) Mr. Chestnut is currently Chairman of the Board, President and Chief Executive Officer of the Company, positions to which he was elected on July 24, 2001. Prior to that he served as Executive Vice President of the Company. (Additional information about the business experience of Mr. Chestnut is set forth under "Election of Directors" above.)
(4) Mr. Texter joined the Company in May 2000 as Vice President and Chief Financial Officer. He was elected Treasurer in July 2000 and Secretary in October 2000. He resigned as Secretary on December 7, 2000 and resigned as Chief Financial Officer on July 27, 2001. Prior to joining the Company Mr. Texter held a variety of financial management positions with BP Amoco over 19 years, most recently acting as chief financial officer of Amoco Fabrics and Fibers, a leading producer of synthetic industrial fabrics.
(5) Mr. Jackson resigned as Vice President, Manufacturing -- Quilted Division of the Company effective July 24, 2001.
(6) Mr. Krum resigned as Vice President, Purchasing of the Company effective July 24, 2001.
(7) Ms. Samson joined the Company on July 27, 2001 as Vice President and Chief Financial Officer. Prior to joining the Company, she served since 1995 as Vice President of Finance and Operations of Hamco, Inc., a wholly owned subsidiary of the Company.

     The officers of the Company serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid during the fiscal year ended April 1, 2001 and the two (2) prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (with annual salary and bonus in excess of $100,000).

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                   AWARDS/
                                                           ANNUAL COMPENSATION    SECURITIES
                                                           -------------------    UNDERLYING     ALL OTHER
                                                  FISCAL    SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR      ($)       ($)(1)        (#)            ($)
---------------------------                       ------   --------   --------   ------------   ------------
Michael H. Bernstein(3).........................   2001    $377,000   $    -0-         -0-        $ 6,706(2)
  President and Chief Executive Officer            2000    $328,000   $    -0-      30,000        $ 9,506(2)
                                                   1999    $300,000   $    -0-      20,000        $ 5,484(2)
E. Randall Chestnut(4)..........................   2001    $300,000   $    -0-      35,000        $ 8,673(2)
  Chairman of the Board, President and Chief       2000    $300,000   $    -0-      25,000        $10,244(2)
  Executive Officer                                1999    $277,000   $    -0-      20,000        $ 5,565(2)
Carl A. Texter(5)...............................   2001    $221,000   $    -0-      50,000        $   -0-
  Vice President and Treasurer
Peter J. Appleyard(6)...........................   2001    $160,500   $ 30,000       5,000        $ 7,077(2)
  Vice President and Chief Information Officer     2000    $161,250   $    -0-       7,500        $ 5,603(2)
                                                   1999    $154,500   $    -0-       7,500        $ 3,058(2)
Paul C. Krum(7).................................   2001    $164,000   $ 16,400       5,000        $ 8,687(2)
  Vice President, Purchasing                       2000    $160,000   $    -0-      10,000        $ 8,836(2)
                                                   1999    $153,000   $    -0-      10,000        $ 5,456(2)

---------------

(1) There were no bonus payments made during fiscal 1999, 2000 or 2001 under the Company's Executive Incentive Bonus Plan because the Company's earnings in those years were below the minimum level required for payment of bonuses under the plan. In 2001 Mr. Appleyard received a $30,000 bonus and Mr. Krum received a $16,400 bonus, both of which were outside the Company's Executive Incentive Bonus Plan.
(2) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan and Company matching contributions to the Crown Crafts, Inc. 401(k) Retirement Savings Plan and includes medical reimbursement and automobile allowance.
(3) Mr. Bernstein resigned as President and Chief Executive Officer and as a Director of the Company effective July 24, 2001.
(4) Mr. Chestnut is currently Chairman of the Board, President and Chief Executive Officer of the Company, positions to which he was elected on July 24, 2001. Prior to that he served as Executive Vice President of the Company. (Additional information about the business experience of Mr. Chestnut is set forth under "Election of Directors" above.)
(5) Mr. Texter joined the Company as an officer in May 2000 and thus received no compensation from the Company during fiscal years 2000 and 1999. Mr. Texter joined the Company in May 2000 as Vice President and Chief Financial Officer. He was elected Treasurer in July 2000 and Secretary in October 2000. He resigned as Secretary on December 7, 2000 and as Chief Financial Officer on July 27, 2001.
(6) Mr. Appleyard resigned as Vice President and Chief Information Officer of the Company effective May 4, 2000.
(7) Mr. Krum resigned as Vice President, Purchasing of the Company effective July 24, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended April 1, 2001, including the potential realizable value of such options at assumed annual rates of stock appreciation of 5% and 10% for the term of the options.

                                                                                              POTENTIAL
                                                                                           REALIZABLE VALUE
                                                    INDIVIDUAL GRANTS(1)                      AT ASSUMED
                                      -------------------------------------------------    ANNUAL RATES OF
                                      NUMBER OF     % OF TOTAL                               STOCK PRICE
                                      SECURITIES     OPTIONS      EXERCISE                 APPRECIATION FOR
                                      UNDERLYING    GRANTED TO     PRICE                    OPTION TERM(2)
                                       OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ------------------
NAME AND PRINCIPAL POSITION            GRANTED     FISCAL YEAR     SHARE        DATE        5%        10%
---------------------------           ----------   ------------   --------   ----------   -------   --------
Michael H. Bernstein(3).............         0
  President and Chief Executive
  Officer
E. Randall Chestnut(4)..............    35,000        7.2%        $1.1875      9/8/10     $26,138   $ 66,240
  Chairman of the Board, President
     and Chief Executive Officer
Carl A. Texter(5)...................    50,000       10.3%        $2.0000     5/16/10     $62,889   $159,374
  Vice President and Treasurer
Peter J. Appleyard(6)...............     5,000        1.0%        $1.0625      7/7/10     $ 3,341   $  8,467
  Vice President and Chief
  Information Officer
Paul C. Krum(7).....................     5,000        1.0%        $1.0625      7/7/10     $ 3,341   $  8,467
  Vice President, Purchasing

---------------

(1) All options granted to the named executive officers were granted pursuant to the Company's 1995 Non-Qualified Stock Option Plan. Each such option vests at a rate of one-half per year commencing on the first anniversary of its date of grant, and each such option expires on the tenth anniversary of its date of grant. Each such option includes a "limited stock appreciation right" ("LSAR") with respect to an equal number of shares. The option and the LSAR become immediately exercisable upon a change in control of the Company.
(2) The assumed rates of growth are set by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast the future stock prices.
(3) Mr. Bernstein resigned as President and Chief Executive Officer and as a Director of the Company effective July 24, 2001.
(4) Mr. Chestnut is currently Chairman of the Board, President and Chief Executive Officer of the Company, positions to which he was elected on July 24, 2001. Prior to that he served as Executive Vice President of the Company. (Additional information about the business experience of Mr. Chestnut is set forth under "Election of Directors" above.)
(5) Mr. Texter joined the Company in May 2000 as Vice President and Chief Financial Officer. He was elected Treasurer in July 2000 and Secretary in October 2000. He resigned as Secretary on December 7, 2000 and as Chief Financial Officer on July 27, 2001.
(6) Mr. Appleyard resigned as Vice President and Chief Information Officer of the Company effective May 4, 2001.
(7) Mr. Krum resigned as Vice President, Purchasing of the Company effective July 24, 2001.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Company's executive officers during the fiscal year ended April 1, 2001, and options held by such officers, whether exercisable or unexercisable, at April 1, 2001.

                                                                            NUMBER OF
                                                                            SECURITIES       VALUE OF
                                                                            UNDERLYING      UNEXERCISED
                                                                           UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS AT      OPTIONS AT
                                                                            FY-END(#)      FY-END($)(2)
                                             SHARES                       --------------   -------------
                                           ACQUIRED ON       VALUE         EXERCISABLE/    EXERCISABLE/
NAME AND PRINCIPAL POSITION                EXERCISE(#)   REALIZED($)(1)   UNEXERCISABLE    UNEXERCISABLE
---------------------------                -----------   --------------   --------------   -------------
Michael H. Bernstein(3)..................       0            $   0         15,000/15,000       $0/$0
E. Randall Chestnut(4)...................       0            $   0        108,262/54,166       $0/$0
Carl A. Texter(5)........................       0            $   0              0/50,000       $0/$0
Peter J. Appleyard(6)....................       0            $   0         23,750/11,250       $0/$0
Paul C. Krum(7)..........................       0            $   0         71,631/13,333       $0/$0

---------------

(1) Realized value is equal to the difference between the market price on the date of exercise and the exercise price which is equal to the closing price on the date of grant.
(2) Value is equal to the difference between the April 1, 2001 closing price of the Common Stock ($.39) and the exercise price, which is equal to the closing price on the date of grant.
(3) Mr. Bernstein resigned as President and Chief Executive Officer and as a Director of the Company effective July 24, 2001.
(4) Mr. Chestnut is currently Chairman of the Board, President and Chief Executive Officer of the Company, positions to which he was elected on July 25, 2001. Prior to that he served as Executive Vice President of the Company. (Additional information about the business experience of Mr. Chestnut is set forth under "Election of Directors" above.)
(5) Mr. Texter joined the Company in May 2000 as Vice President and Chief Financial Officer. He was elected Treasurer in July 2000 and Secretary in October 2000. He resigned as Secretary on December 7, 2000 and as Chief Financial Officer on July 27, 2001.
(6) Mr. Appleyard resigned as Vice President and Chief Information Officer of the Company effective May 4, 2001.
(7) Mr. Krum resigned as Vice President, Purchasing of the Company effective July 24, 2001.

                        SEVERANCE PROTECTION AGREEMENTS

     The Company entered into a Severance Protection Agreement (the "Initial Severance Protection Agreements") with each of Messrs. Bernstein, Chestnut, Appleyard, and Krum dated September 5, 1998 and with Mr. Texter dated May 8, 2000 (each, an "Executive"). The Initial Severance Protection Agreements with Messrs. Bernstein, Appleyard and Krum were terminated effective July 24, 2001. Each Initial Severance Agreement was effective for an initial term of two (2) years and was automatically renewable for additional consecutive one-year terms unless timely notice of non-renewal was given by either the Company or the Executive. Generally, each Initial Severance Agreement provided that, if the Executive's employment were terminated within twelve (12) months after a "change of control" (as defined in the Initial Severance Agreement) (i) by the Company other than for "cause" (as defined in the Initial Severance Agreement), or (ii) by the Executive for "good reason" (as defined in the Initial Severance Agreement), the Executive would be entitled to a lump sum payment equal to the sum of (a) accrued and unpaid salary, expenses, vacation pay and bonuses, (b) a multiple of the Executive's annual base salary and bonus (such multiple being three (3) times in the case of Messrs. Bernstein and Chestnut and two (2) times in the case of Messrs. Appleyard, Krum and Texter), and (c) the excess of the actuarial equivalent of retirement benefits to which the Executive would be entitled under the Company's supplemental and other retirement plans had the Executive remained in the employ of the Company for an additional period of credited service over the actual actuarial equivalent benefits to which the Executive is entitled under such plans (such period being three (3) years in the case of Messrs. Bernstein and Chestnut and two (2) years in the case of Messrs. Appleyard, Krum and Texter). In addition, upon any such termination the Company was obligated (a) to continue, at its expense, for a period of time the medical, disability, dental, hospitalization and life insurance benefits enjoyed by the Executive prior to termination (such period being three (3) years in the case of Messrs. Bernstein and Chestnut and two (2) years in the case of Messrs. Appleyard, Krum and Texter), (b) to provide the Executive with outplacement services, reasonable office space and secretarial assistance, and (c) to reimburse the Executive for reasonable moving expenses to the extent not paid by a new employer. Also, upon any such termination, the restriction on outstanding stock options and similar incentive awards lapse and such options and awards would become immediately vested and exercisable and the Executive would have the right to require the Company to purchase for cash any shares of Common Stock purchased by the Executive upon any exercise of such options at a price per share equal to the fair market value thereof. Finally, to the extent that payments under the Severance Agreement would be subject to an excise tax imposed under the Code, the Executive was also entitled to a "gross-up" payment in the amount equal to any such tax. The Initial Severance Agreement with Mr. Bernstein also provided that he would be entitled to the foregoing compensation and benefits if he elected to terminate his employment for any reason during a 90-day period commencing 180 days after the occurrence of a "change of control" (as defined in the Initial Severance Agreement).

     In connection with their resignations from the Company effective July 24, 2001, Messrs. Bernstein, Appleyard and Krum relinquished their rights under the Initial Severance Protection Agreements.

     Also effective July 24, 2001 the Company entered into an Employment Agreement with each of Mr. Chestnut and Ms. Amy V. Samson (each a "New Executive"), each agreement including certain provisions regarding severance (the "New Severance Protection Agreements"). Each New Severance Protection Agreement is effective for an initial term ending March 31, 2005 and, unless either party notifies the other to the contrary, will subsequently be renewed for a one-year term. Generally, each New Severance Protection Agreement provides that, if the New Executive's employment is terminated (i) by the Company at the time of a "Change in Control" (as defined in the New Severance Protection Agreement), (ii) by the Company without "Cause" (as defined in the New Severance Protection Agreement), or (iii) by the New Executive for "Good Reason" (as defined in the New Severance Protection Agreement), then the New Executive shall be entitled (a) in the case of Mr. Chestnut, to the benefits provided in his Initial Severance Protection Agreement, and (b) in the case of Ms. Samson, a lump sum cash payment in an amount equal to her then current compensation and benefits, including salary, bonuses, all perquisites, and all other forms of compensation under her New Severance Protection Agreement for the greater of the remaining term of such agreement or one year.

     On July 2, 2001 the Company entered into an amendment to Mr. Texter's Initial Severance Protection Agreement (the "Amended Severance Protection Agreement") providing that Mr. Texter would receive in addition to his pre-existing salary and other benefits (a) a $50,000 bonus on the earlier of (i) the closing of the transactions reorganizing the Company and refinancing its loans (which transactions closed effective July 24, 2001), or (ii) August 31, 2001, (b) a severance payment equal to $5,000 per week for each week of his employment following the Company's reorganization until the termination of his employment, payable upon such termination of his employment, and (c) reimbursement of the cost of maintaining his medical coverage under COBRA for a period ending upon the earliest of (i) the date six months following the termination of his employment or (ii) the effective date of the commencement of new medical coverage through a new employer or otherwise.

                               PERFORMANCE GRAPH

     Set forth below is a graph which compares the value of $100 invested at the close of trading on the last trading day preceding the first day of the preceding fiscal year, in each of the three investment alternatives:

     - The Company's Common Stock;

     - The S&P 500; and

     - A specially constructed peer group consisting of publicly-traded corporations (including the Company) that are or have been engaged principally in the manufacture and sale of home furnishing textile products.

     The peer group includes the Company, Burlington Industries, Inc., Pillowtex Corporation, Springs Industries, Inc., Thomaston Mills, Inc. and West Point Stevens, Inc. The graph assumes all dividends were reinvested.

                                                    CROWN CRAFTS INC              S&P 500 INDEX                PEER GROUP
                                                    ----------------              -------------                ----------
Mar96                                                    100.00                      100.00                      100.00
Mar97                                                    122.51                      119.82                      122.79
Mar98                                                    224.90                      177.34                      184.15
Mar99                                                     54.60                      210.08                      122.93
Mar00                                                     14.73                      247.77                       83.45
Mar01                                                      4.38                      194.06                       58.22

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Chief Executive Officer and the other four most highly compensated executive officers as well as other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for fiscal year 2001.

     The Compensation Committee changed as of July 24, 2001 and is currently comprised of three nonemployee directors of the Company, Mr. Zenon S. Nie, Mr. Steven E. Fox, and Mr. William P. Payne. No member of the Compensation Committee has ever been an employee of the Company or any of its subsidiaries, and they are not eligible to participate in any of the compensation plans that the Committee administers. The Compensation Committee has overall responsibility to review, monitor and recommend compensation plans to the Board of Directors for approval. In reviewing and approving executive compensation for key executives other than the Company's Chief Executive Officer, the Committee reviews recommendations from the Company's Chief Executive Officer.

POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results while the Company's 1995 Stock Option Plan provides long-term incentives. Since the structure of the Company's executive officers' compensation is weighted more heavily toward incentive-based compensation, total compensation will usually be above average with higher operating results and below average when operating results are poorer.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive. To this end, the Company receives and reviews executive compensation surveys and provides this information to the Committee. These surveys confirm that, while the total compensation of the Company's executives in fiscal year 2001 was below average, historically total compensation has been about average when compared with equivalent jobs with industrial employers of comparable size.

SHORT-TERM COMPENSATION

  Base Salary

     The Committee sets the base salary for each executive officer, including the President and Chief Executive Officer, at amounts below the average base salary for equivalent jobs with other industrial employers. Although base salary is reviewed annually by the Committee, adjustments are infrequent. The Committee believes this policy is consistent with the overall Company philosophy as set forth above.

  Short-Term Incentives

     The Company's EIBP provides the Company's executive officers with an opportunity for significant short-term incentive compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executive officers are well above median bonuses applicable to equivalent jobs with other industrial employers. This is intended to offset the fact that executive officers' base salaries are below average, thereby providing significant incentive with respect to short-term operating results.

     Under the EIBP, the Committee meets annually to set goals and establish formulae, based upon numerous factors, including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The Committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation, which includes base salary and bonuses under the EIBP, provides the executive officers of the Company the opportunity to be compensated at levels similar to, or as operating results are more positive, in excess of, equivalent jobs with other industrial employers at moderate levels of corporate financial performance. The Company's earnings in fiscal year 2001 were below the minimum level required to earn incentive compensation, and, therefore, bonuses were not earned under the EIBP.

LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before the stock option expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer. The compensation paid in fiscal year 2001 to Mr. Michael H. Bernstein, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Bernstein's short-term incentive compensation, the Committee reviewed and considered Mr. Bernstein's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in that fiscal year. Mr. Bernstein's base salary and bonus formula for fiscal year 2001 were approved based on this review process. Mr. Bernstein's bonus formula, which was based on the Company's operating results for fiscal year 2001, resulted in no bonus earned for fiscal year 2001.

     Additionally, Mr. Bernstein's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws enacted in 1993 limit the deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year each. This provision has had no effect on the Company since its enactment because no officer of the Company received as much as $1 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options makes it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the Committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Zenon S. Nie, Chairman
                                          Steven E. Fox
                                          William P. Payne

                         CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending April 1, 2001, no employee director of the Company was paid additional compensation as a member of the Board of Directors. From March 27, 2000 until July 24, 2001, each nonemployee director of the Company was paid based on an hourly rate of $400 for each Board meeting or Committee meeting attended whether in person or by telephone (with minimum compensation for each such meeting being $400). After they resigned from the Board on July 24, 2001, Ms. Jane E. Shivers, Mr. Marvin A. Davis, Mr. Alfred M. Swiren, and Mr. Richard N. Toub were each paid $10,000 in recognition of the extraordinary demands placed on them during the last months of their service on the Board. Each nonemployee director was reimbursed for all expenses incurred in connection with service on the Board of Directors.

     Beginning July 24, 2001 each nonemployee director of the Company is compensated as follows: (a) an initial grant of 5,000 shares of the Company's common stock, (b) an annual retainer of $20,000 (paid in equal monthly installments), (c) for the chairman of each committee of the Board, an additional annual retainer of

$2,000 (paid in equal monthly installments), (d) for each Board meeting (and each committee meeting held other than in conjunction with a Board meeting), $2,000 if attendance is in person and $1,000 if attendance is by telephone, and
(e) for each committee meeting held in conjunction with a Board meeting, $500 if attendance is in person and $250 if attendance is by telephone. Each nonemployee director will be reimbursed for all expenses incurred in connection with service on the Board of Directors.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Mr. Zenon S. Nie (Chairman), Mr. Steven E. Fox, and Mr. William P. Payne. There were no Compensation Committee interlocks.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal year 2000 and Forms 5 and amendments thereto with respect to fiscal year 2000, to the best of the Company's knowledge, no other reports were required during the fiscal year ended April 1, 2001 and all filing requirements applicable to directors, officers or greater than ten percent (10%) shareholders of the Company required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") were filed on a timely basis, other than a Form 4 filing by Mr. Chestnut with respect to stock options that he received in September, 2000 that was overlooked and was filed on August 8, 2001 (174 days late).

                           REPORT OF AUDIT COMMITTEE

     The Company's Audit Committee is comprised of four independent members, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting or other comparable experience. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the Board of Directors and the shareholders. The Audit Committee also reviews and recommends to the Board of Directors the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern.

     The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the United States stock exchanges and the Securities & Exchange Commission. In accordance with the promulgated new rules regarding audit committees, the Audit Committee has adopted a formal, written charter approved by the full Board of Directors of the Company. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended April 1, 2001, with the Company's management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

     Based on the review and discussions with the Company's auditors for the fiscal year ended April 1, 2001, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

This Report has been provided by the Audit Committee:

                                          Dr. Donald Ratajczak, Chairman
                                          William T. Deyo, Jr.
                                          Sidney Kirschner
                                          Dr. James A. Verbrugge

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for its fiscal year ending March 31, 2002. This selection will be made later in the year by the Company's Board of Directors, based upon the recommendations of the Audit Committee. The current members of the Audit Committee are Dr. Ratajczak, Mr. Deyo, Mr. Kirschner, and Dr. Verbrugge.

     Deloitte & Touche LLP has served as the Company's auditors since 1983. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in the fiscal year ended April 1, 2001 included the examination of the Company's consolidated financial statements, services related to filings with the Securities and Exchange Commission and consultation with respect to various tax matters. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     For the audit of the Company's fiscal year 2001 financial statements, including the review of the quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q filed during fiscal year 2001, the Company agreed to pay Deloitte & Touche LLP $205,800. As of September 30, 2001, $165,800 of these fees had been billed.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended April 1, 2001, Deloitte & Touche LLP was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

     For the fiscal year ended April 1, 2001, Deloitte & Touche LLP billed $132,830 to the Company for services other than those described above. These fees primarily relate to tax consultation.

COMPATIBILITY OF AUDIT FEES

     The Company's Audit Committee has considered the provision of non-audit services by Deloitte & Touche LLP and the fees paid to them for such services, and believes that the provision of such services and their fees are compatible with Deloitte & Touche LLP's maintaining independence (See "Report of the Audit Committee" above).

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in the year 2002 (the "2002 Annual Meeting"), currently intended to be held in August 2002, may do so by following the procedures prescribed in the Company's Restated Articles of Incorporation (the "Articles") and in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company's 2002 proxy statement, shareholder proposals must be received at the Company's principal executive offices at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328 no later than April 1, 2002. The Company's Articles provide that shareholders desiring to nominate persons for election to the Board of Directors or bring any other business before the shareholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days nor less than 60 days prior to such meeting. Such notice must include: (a) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or a description of the business to be proposed; (b) the class and number of shares of the Company's capital stock that are owned beneficially by such shareholder;
(c) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; and (d) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors. While the Board of Directors will consider shareholder proposals, the Company reserves the right to omit from the Company's 2002 proxy statement shareholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the fiscal year ended April 1, 2001, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference) (the "2001 Annual Report on Form 10-K") is enclosed with this Proxy Statement. The 2001 Annual Report on Form 10-K is not a part of the proxy soliciting material. Additional copies of the 2001 Annual Report on Form 10-K are available without charge to shareholders upon written request to Investor Relations, Crown Crafts, Inc., 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

                           (CROWN CRAFTS, INC. LOGO)

                               CROWN CRAFTS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           CROWN CRAFTS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 27, 2001

   The undersigned shareholder hereby constitutes and appoints each of E. Randall Chestnut and Amy Vidrine Samson, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Crown Crafts, Inc. (the "Annual Meeting") to be held on November 27, 2001 at 10:00 A.M., at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia, or at any adjournment(s) or postponements thereof, on all matters coming before the Annual Meeting.

   The undersigned instructs said proxies to:

1. Elect the following nominees to the Board of Directors:

   [ ] FOR the nominees listed below (except as marked to the   [ ] WITHHOLD AUTHORITY to vote for the nominees listed below contrary below)

                           CLASS I (THREE-YEAR TERM):

       E. Randall Chestnut       William T. Deyo, Jr.       Steven E. Fox

                           CLASS II (TWO-YEAR TERM):

         Sidney Kirschner         Zenon S. Nie         William P. Payne

                           CLASS III (ONE-YEAR TERM):

                Donald Ratajczak               James A. Verbrugge

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
   IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.
                           (Continued on other side)

                          (Continued from other side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   The undersigned acknowledges the receipt of Notice of the Annual Meeting and Proxy Statement, each dated October 19, 2001 and the 2001 Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

                                             Print Name(s)
                                             -----------------------------------

                                             Signature:
                                             -----------------------------------

                                             Signature if Held Jointly:

                                             -----------------------------------

                                             Dated:                       , 2001
                                               ----------------------------

                                             Please date and sign in the same
                                             manner in which your shares are
                                             registered. When signing as
                                             executor, administrator, trustee,
                                             guardian, attorney or corporate
                                             officer, please give full title as
                                             such. Joint owners should each
                                             sign.